Exhibit 10.28

December 24, 2018

Marquis Affiliated Holdings LLC

Marquis Industries, Inc.

2743 Highway 76

Chatsworth, Georgia 30705

Attention: Weston A. Godfrey, Jr.

Facsimile No.: (706) 695-2384

RE:	Seventh Amendment to Loan and Security Agreement (this "Agreement")

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of July 6, 2015 (as at any time amended, modified, restated or supplemented, the "Loan Agreement"), among MARQUIS AFFILIATED HOLDINGS LLC, a Delaware limited liability company ("Holdings"), MARQUIS INDUSTRIES, INC., a Georgia corporation, and successor by merger with A-O Industries, LLC, a Georgia limited liability company, Astro Carpet Mills, LLC, a Georgia limited liability company, Constellation Industries, LLC, a Georgia limited liability company, and S F Commercial Properties, LLC, a Georgia limited liability company ("Marquis", together with Holdings, collectively, "Borrowers" and each individually, a "Borrower"), and BANK OF AMERICA, N.A., a national banking association ("Lender"). Capitalized terms used in this Agreement but not defined herein shall have the meanings given to such terms in the Loan Agreement.

Borrowers and Lender desire to amend the Loan Agreement, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Amendments to Loan Agreement.    The Loan Agreement is hereby amended as follows:

(a)       By deleting the definitions of “Base Rate”, “Borrowing”, “EBITDA”, “Fixed Charges”, “LIBOR”, “LIBOR Loan” and "Permitted Non-Tax Distributions" set forth in Section 1.1 of the Loan Agreement in their entireties and by substituting in lieu thereof the following:

Base Rate: for any day, a per annum rate equal to the greatest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a one month interest period as of such day, plus 1.00%; provided, that in no event shall the Base Rate be less than zero.

Borrowing: a group of Loans that are made together on the same day and with the same interest option.

EBITDA: determined on a consolidated basis for Borrowers and Subsidiaries, net income (which, for the avoidance of doubt, shall be determined by treating rent as an operating expense), calculated before interest expense, transaction costs associated with the Transactions not to exceed $1,000,000, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, and any extraordinary gains, losses on impairment of long-lived assets and goodwill, unrealized gains and losses resulting in changes from fair values of derivatives and financial instruments (including changes in fair value of contingent consideration related to business combinations), directly related charges related to the consummation of business combinations, non-cash severance and restructuring charges, gains arising from the write-up of assets, extraordinary gains and losses (including losses and gains from extinguishment of debt) and non-recurring expenses and income which do not represent cash items in such period (in each case, to the extent included in determining net income); provided that, notwithstanding the foregoing, gains from the Turf Business Sale in an amount not exceeding $3,000,000 may be included in the calculation of EBITDA for any period that includes the date on which the Turf Business Sale is consummated so long as the Turf Business Sale is consummated on or before December 31, 2018. For purposes of this Agreement, EBITDA and its components for the 12 months prior to the Closing Date is as shown on Exhibit A.

1

Fixed Charges: the sum of interest expense (other than payment-in-kind) and principal payments made on Borrowed Money, income taxes paid in cash and Distributions made (excluding (a) Upstream Payments, (b) Distributions made on or about the Closing Date that relate to transactions contemplated by the Marquis SPA Documents, as in effect on the Closing Date, and (c) the Sixth Amendment Distribution).

LIBOR: on any date of determination, the per annum rate of interest (rounded up to the nearest 1/8th of 1%) determined by Lender at or about 11:00 a.m. (London time) as of the first calendar day of the month in which such determination is made, for a one month term, equal to the London interbank offered rate, or any comparable or successor rate approved by Lender, as published on the applicable Reuters screen page (or other available source designated by Lender from time to time); provided, that any comparable or successor rate shall be applied by Lender, if administratively feasible, in a manner consistent with market practice; and provided further, that in no event shall LIBOR be less than zero.

LIBOR Loan: a Loan that bears interest based on LIBOR.

Permitted Non-Tax Distributions: Distributions by Holdings to holders of its Equity Interests so long as the following conditions are satisfied with respect to each such Distribution: (a) no Default or Event of Default has occurred or would result from such Distribution, (b) Lender has received the financial statements required under Section 10.1.2(a)(ii), (c) Lender has received evidence that after giving effect to the consummation of such Distribution, Borrowers shall maintain a Fixed Charge Coverage Ratio of at least 1.1 to 1.0 on a pro forma basis, measured as of the most recently ended month for which Obligors have delivered the financial statements required under Section 10.1.2(a) or (b), as the case may be, for the twelve month period then ended, (d) Availability on each day during the 60 day period immediately preceding such Distribution calculated on a pro forma basis assuming such Distribution occurred on the first day of such period (including any Loans made hereunder to finance such Distribution) shall be greater than or equal to $4,000,000, and (e) Availability, on the date of such Distribution, immediately after giving pro forma effect to the consummation of such Distribution (including any Loans made hereunder to finance such Distribution) shall be greater than or equal to $4,000,000.

(b)       By adding the following new definition of “Turf Business Sale” to Section 1.1 of the Loan Agreement in the proper alphabetical order:

Turf Business Sale: the sale by Borrowers of assets constituting Borrowers’ turf line of business pursuant to a certain Bill of Sale and Assignment and Assumption Agreement dated December 20, 2018, between Marquis and Viridian Fibers, LLC.

(c)       By deleting the definitions of “Interest Period” and “Notice of Conversion/Continuation” in Section 1.1 of the Loan Agreement in their entireties.

(d)       By deleting the references to “Base Rate Revolver Loans” in Section 2.3.2 of the Loan Agreement and by substituting in lieu thereof, in each case, a reference to “Revolver Loans”.

(e)       By deleting the first sentence of Section 3.1.1(a) of the Loan Agreement and by substituting in lieu thereof the following:

The Obligations shall bear interest at LIBOR, plus the Applicable Margin for LIBOR Loans (or, if LIBOR is not available for any reason, at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Loans).

(f)       By deleting clause (i) of Section 3.1.1(c) of the Loan Agreement and by substituting in lieu thereof the following:

(i) on the first day of each month;

(g)       By deleting Section 3.1.2, 3.1.3 and 3.1.4 of the Loan Agreement in their entireties and by substituting in lieu thereof the following:

3.1.2.       [Reserved]

2

3.1.3.       [Reserved]

3.1.4.       Interest Rate Not Ascertainable. If, due to any circumstance affecting the London interbank market, Lender determines that adequate and fair means do not exist for ascertaining LIBOR on any applicable date on the basis provided herein, then Lender shall immediately notify Borrowers of such determination. Until Lender notifies Borrowers that such circumstance no longer exists, the obligation of Lender to make LIBOR Loans shall be suspended, no further Loans may be made as LIBOR Loans, and all Loans shall constitute Base Rate Loans.

(h)       By deleting the reference to “, 3.9” in Section 3.3 of the Loan Agreement.

(i)       By deleting Sections 3.5 and 3.6 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

3.5       Illegality. If Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender to perform any of its obligations hereunder, to make, maintain, fund or charge applicable interest or fees with respect to any Loan or Letter of Credit, or to determine or charge interest based on LIBOR, or any Governmental Authority has imposed material restrictions on the authority of Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by Lender to Borrower Agent, any obligation of Lender to perform such obligations, to make, maintain or fund such Loan or issue such Letter of Credit (or to charge interest or fees otherwise applicable thereto), or to continue as a LIBOR Loan, shall be suspended until Lender notifies Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, all Loans shall bear interest as specified in Section 3.1.

3.6       Inability to Determine Rates. Lender will promptly notify Borrower Agent if, in connection with any Loan or request with respect to a Loan, Lender determines for any reason that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount; (b) adequate and reasonable means do not exist for determining LIBOR for the Loan (including with respect to calculation of the Base Rate); or (c) LIBOR does not adequately and fairly reflect the cost to Lender of funding or maintaining the Loan. Thereafter, Lender's obligation to make or maintain LIBOR Loans and utilization of the LIBOR component in determining Base Rate shall be suspended until Lender withdraws the notice. Upon receipt of the notice, Borrower Agent may revoke any pending request for funding, conversion or continuation of a LIBOR Loan or, failing that, will be deemed to have requested a Base Rate Loan, and Lender may immediately convert any LIBOR Loan to a Base Rate Loan. Notwithstanding the foregoing, Lender may propose an alternative interest rate for the applicable Loan, which Borrower Agent may elect to apply to the Loan.

(j)       By deleting the phrase “converting to or continuing” from the last clause of Section 3.7.1 of the Loan Agreement.

(k)       By deleting Section 3.9 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

3.9       [Reserved]

(l)       By deleting Section 4.1.1(a) of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

(a)       To request a Loan, Borrower Agent shall give Lender a Notice of Borrowing by 11:00 a.m. on the requested funding date. Notices received by Lender after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the Borrowing amount and (B) the requested funding date (which must be a Business Day).

(m)       By deleting the references to “Base Rate Revolver Loan” in Section 4.1.1(b) and (c) of the Loan Agreement and by substituting in lieu thereof, in each case, a reference to “Revolver Loan”.

3

(n)       By deleting the phrase “or Notice of Continuation/Conversion, if applicable,” from Section 4.1.2 of the Loan Agreement.

(o)       By deleting Section 4.2 of the Loan Agreement in its entirety.

4.2.       [Reserved]

(p)       By deleting the third sentence of Section 5.1 of the Loan Agreement in its entirety, and by deleting the phrase “, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans” from the last sentence of such section.

(q)       By deleting Section 10.2.17 of the Loan Agreement in its entirety and by substituting in lieu thereof the following:

10.2.17. Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents or the Marquis SPA Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors' fees and indemnities; (d) transactions solely among Borrowers; (e) transactions with Affiliates consummated prior to the Closing Date, as shown on Schedule 10.2.17; (f) payment by Holdings to Live or an Affiliate of Live of management fees in an amount not exceeding $150,000 in any Fiscal Quarter; and (g) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Lender and no less favorable than would be obtained in a comparable arm's-length transaction with a non-Affiliate. Notwithstanding anything to the contrary contained herein, in no event shall any Borrower or any Subsidiary make any loans or other advances of money to Marquis SPE at any time.

(r)       By adding the following new Section 10.2.20 to the Loan Agreement immediately after Section 10.2.19 thereof:

10.2.20. Management Fees. Pay any management or similar fees to any Person other than payments described in Section 10.2.17(f) and made in accordance therewith, or amend or otherwise modify any agreement with any Person governing the payment by any Borrower of management or similar fees.

(s)       By deleting the reference to “3.1.2,” in Section 12.3.1 of the Loan Agreement.

(t)       By deleting the reference to “Base Rate Revolver Loans” in Section 12.4 of the Loan Agreement and by substituting in lieu thereof a reference to “Revolver Loans”.

2.       Conditions Precedent. The effectiveness of the amendments contained in Section 1 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a)       Lender shall have received a counterpart of this Agreement, duly executed by Borrowers;

(b)       Lender shall have received a secretary’s certificate for each Borrower, in substantially the forms attached hereto;

(c)       No Default or Event of Default shall exist either before or after giving effect to the terms of this Agreement; and

(d)        Lender shall have received such other agreements, instruments and documents as Lender may reasonably request.

4.       Miscellaneous.

(a)       Each Borrower hereby ratifies and reaffirms the Obligations, the Loan Agreement, each of the other Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Agreement and the other Loan Documents.

4

(b)       Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Lender are duly perfected, first priority security interests and liens; and as of the close of business on December 18, 2018, (i) the unpaid principal amount of the Revolver Loans totaled $5,748,354.55, and (ii) outstanding Letters of Credit totaled $72,715.00.

(c)       Each Borrower represents and warrants to Lender, to induce Lender to enter into this Agreement, that no Default or Event of Default exists immediately prior to and immediately after giving effect to this Agreement, including, without limitation, pursuant to Section 11.1(f) due to any breach under (i) a certain guaranty from Marquis in favor of STORE CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company ("STORE"), with respect to the obligations owing by MARQUIS REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company ("SPE"), to STORE under certain lease and loan documentation to which SPE and STORE are parties from time to time, or (ii) certain lease documentation between Marquis and Banc of America Leasing & Capital, LLC, as in existence from time to time; the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate or limited liability company action on the part of such Borrower and this Agreement has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct in all material respects on and as of the effective date of this Agreement (except for representations and warranties that expressly relate to an earlier date). This Agreement shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

(d)       Except as otherwise expressly provided in this Agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

(e)       This Agreement shall be effective when accepted by Lender (notice of which acceptance is hereby waived), whereupon this Agreement shall be a contract governed by and construed in accordance with the internal laws of the State of Georgia and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

(f)       To induce Lender to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Lender.

(g)       To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Agreement.

[Remainder of page intentionally left blank;

signatures appear on following pages.]

5

The parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers on the date first written above.

LENDER: BANK OF AMERICA, N.A. By: /s/ Steven Siravo Name: Steven Siravo Title: Senior Vice President

[Signatures continue on following page.]

6

ATTEST: /s/ Tony Isaac Tony Isaac, Secretary [COMPANY SEAL]	BORROWERS: MARQUIS AFFILIATED HOLDINGS LLC By: /s/ Jon Isaac Jon Isaac, President and Chief Executive Officer
ATTEST: /s/ Tim Young Tim Young, Secretary [CORPORATE SEAL]	MARQUIS INDUSTRIES, INC. By: /s/ Weston A. Godfrey, Jr. Weston A. Godfrey, Jr., Chief Executive Officer

7